Exhibit 99

Colgate Announces Strong 1st Quarter Earnings

Company Expresses Comfort with 2Q and Full Year 2009 External Expectations

NEW YORK--(BUSINESS WIRE)--April 30, 2009--Regulatory News:

Colgate-Palmolive Company (NYSE:CL) today reported net income and diluted earnings per share in first quarter 2009 of $507.9 million and $.97, respectively. Reported net income and diluted earnings per share in first quarter 2008 were $466.5 million and $.86, respectively, which included $21.2 million of aftertax charges ($.04 per diluted share) related to the 2004 Restructuring Program. Excluding restructuring charges (which pertain only to 2008), net income and diluted earnings per share increased 4% and 8%, respectively.

Worldwide sales declined 5.5% during the first quarter to $3,502.8 million and unit volume declined 0.5%. Excluding divested businesses, worldwide sales declined 5.0% and unit volume was flat with the year ago period. Organic sales (excluding foreign exchange, acquisitions and divestments) grew 8.0%. Global pricing increased 8.0% and foreign exchange was negative 13.0%.

Gross profit margin as reported increased to 57.5% in first quarter 2009 from 56.6% in first quarter 2008. Excluding restructuring charges in 2008, gross profit margin increased 20 basis points to 57.5% in first quarter 2009 from 57.3% in first quarter 2008, reflecting the benefits of increased pricing and aggressive cost-savings programs, which more than offset the impact of higher raw and packaging material costs.

Selling, general and administrative expenses were 33.9% and 36.3% of net sales in first quarter 2009 and 2008, respectively. Excluding restructuring charges in 2008, selling, general and administrative expenses decreased to 33.9% of net sales in first quarter 2009 from 36.0% of net sales in first quarter 2008. Worldwide advertising costs declined 210 basis points as a percentage to sales brought about by lower media rates in many areas of the world and reduced levels of spending in line with competition.

As reported, operating profit was $811.4 million and $745.7 million in first quarter 2009 and 2008, respectively. Excluding restructuring charges in 2008, operating profit rose 4% to $811.4 million in first quarter 2009 from $784.1 million in first quarter 2008, increasing to 23.2% from 21.1% as a percentage to sales.

Net cash provided by operations year to date increased by a strong 21% to $690.2 million. Working capital increased slightly to 1.4% of sales versus 0.8% in the comparable 2008 period, as reductions in receivable and inventory days outstanding were offset by a reduced level of payables.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the results excluding restructuring charges, “We are delighted to begin 2009 with continued strong top-line momentum with organic sales increasing 8.0%. Also, our gross margin, operating margin and net profit as a percent to sales increased during the quarter, despite difficult economic conditions worldwide. Our cost-cutting and efficiency programs as well as increased pricing more than offset the impact during the quarter of higher raw and packaging material costs worldwide and the strengthening dollar.

“Value-added new products at various price points across categories continue to drive market share gains worldwide. Colgate maintained its global leadership share in toothpaste of 44.4% and strengthened its global leadership in manual toothbrushes with its global market share in that category reaching a record 30.8% year to date.”

Mr. Cook concluded, “Looking ahead, we have a very full new product pipeline for the balance of the year, which should contribute to positive unit volume growth in the second quarter and for the full year. We expect our strong organic sales growth to continue, driven by both positive volume and higher pricing.

“The benefits of recently easing commodity and oil prices have begun to flow through and should build as the year goes on. This, coupled with the higher pricing and our ongoing aggressive savings programs, should offset the expected impact of the stronger dollar on raw and packaging material costs, indicating that gross profit margin should increase as the year progresses and be up at least at the high end of our targeted range of 75 to 125 basis points for the full year 2009. Overall, we are comfortable with external profit expectations for both the second quarter and the year.”

As required, the Company adopted Financial Accounting Standards Board Statement No. 160, "Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB no. 51", on January 1, 2009. As a result of the adoption, certain prior period amounts were reclassified within the Condensed Consolidated Statements of Income and Balance Sheets. While the reclassification had no impact on Net income or earnings per common share, it did impact the previously reported Operating profit and effective tax rate. Refer to Table 2 for a reconciliation to previously reported 2008 amounts.

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on first quarter results. To access this call as a webcast, please go to Colgate’s web site at http://www.colgate.com.

The following are comments about divisional performance. See attached Geographic Sales Analysis and Segment Information schedules for additional information on divisional sales and operating profit.

North America (21% of Company Sales)

North American sales as reported grew 3.0% in the first quarter. Unit volume increased 2.0% with 3.0% higher pricing and 2.0% negative foreign exchange. Organic sales grew 5.0% during the quarter. North American operating profit increased 17% during the quarter due to higher sales and moderating raw and packaging material costs more than offsetting increased advertising.

In the U.S., new product launches are contributing to market share gains across categories. Market share gains year to date were seen in toothpaste, manual toothbrushes, power toothbrushes, liquid hand soap, body washes, hand dish liquid and liquid cleaners. In oral care, Colgate Max Fresh with Mouthwash Beads, Colgate Sensitive and Colgate Max White with Mini Bright Strips toothpastes contributed to the share gains. Colgate’s toothpaste market share reached 36.9% year to date, up 0.5 share points versus year ago. Colgate’s share of the manual toothbrush market reached a record 27.8% year to date, up 0.7 share points versus year ago, fueled by the success of Colgate 360° Deep Clean, Colgate Max Fresh and Colgate Max White manual toothbrushes.

Successful new products contributing to growth in the U.S. in other categories include Colgate 360° Sonic Power battery toothbrush, Softsoap Body Butter Apricot Scrub and Irish Spring Hair and Body and Cool Relief body washes, Softsoap Ensembles liquid hand soap, Palmolive Pure + Clear and Ajax Lime with Bleach Alternative dish liquids and Colgate Wisp, a first of its kind mini-brush with a breath freshening bead that is used without water, designed for on-the-go teeth cleaning and breath freshening.

Looking ahead, new product activity in the U.S. planned for second quarter 2009 includes full distribution and advertising support behind Colgate Wisp mini-brush and Colgate Sensitive Enamel Protect toothpaste.

Latin America (26% of Company Sales)

Latin American sales declined 3.5% and unit volume increased 1.5%. Volume gains were led by Brazil, Venezuela, Colombia and Argentina. Higher pricing added 15.5% while foreign exchange was negative 20.5%. Organic sales for Latin America grew 17.0% during the quarter. Latin American operating profit increased 9% during the quarter due to higher pricing and lower advertising costs, partially offset by negative foreign exchange and higher raw and packaging material costs.

Colgate continues to build its strong leadership in oral care throughout Latin America with its regional toothpaste market share at a record high year to date, driven by market share gains in nearly every country. Strong sales of premium-priced offerings such as Colgate Total Professional Clean, Colgate Total Professional Sensitive and Colgate Max Fresh Night toothpastes drove share gains throughout the region. In Brazil, for example, Colgate’s toothpaste market share reached 69.9% year to date, up 100 basis points versus year ago. Colgate’s leading share of the manual toothbrush market for the region is at a record high year to date at 40.9%, up 250 basis points versus year ago. Strong sales of Colgate 360° Deep Clean and Colgate Max Fresh manual toothbrushes throughout the region contributed to this success.

In other product categories, Colgate Plax Whitening and Colgate Plax Ice mouthwashes, Palmolive bar soap and shower gel with ingredients from the Amazon, Protex Aloe bar soap, Lady Speed Stick Aloe Defense multi-form deodorants, Palmolive Caprice shampoo and Suavitel Magic Moments, a fabric conditioner with a touch-release fragrance that lasts for months after washing, contributed to market share gains in the region.

Europe/South Pacific (21% of Company Sales)

As reported, Europe/South Pacific sales and unit volume declined 20.0% and 4.0%, respectively. Excluding divested businesses, sales and unit volume declined 19.5% and 3.5%, respectively. Pricing increased 1.5% and foreign exchange was negative 17.5%. Organic sales for Europe/South Pacific declined 2.0%. Volume gains in Australia, Romania, Czech Republic and Greece were more than offset by volume declines in France, Italy, Iberia, the United Kingdom and the GABA business. Operating profit for the region declined 26% during the quarter, reflecting negative foreign exchange and higher raw and packaging material costs partially offset by lower advertising costs.

Colgate maintained its oral care leadership in the Europe/South Pacific region with toothpaste share gains in Austria, Denmark, Germany, Greece, Switzerland, Czech Republic, Ireland, the United Kingdom and Slovakia. Successful premium products driving these share gains include Colgate Max Fresh, Colgate Max White, Colgate Total Advanced Clean and Colgate Sensitive Enamel Protect toothpastes. In the manual toothbrush category, strong sales of Colgate 360° Deep Clean, Colgate Max Fresh and Colgate Max White toothbrushes contributed to growth in the region.

Recent premium innovations contributing to growth in other product categories include Colgate 360° Sonic Power battery toothbrush, Colgate Plax Alcohol Free and Colgate Plax Ice mouth rinse, Ajax Professional bucket dilutable and Ajax Professional glass cleaners, Lady Speed Stick Aloe spray deodorant and Soupline Magic Moments fabric conditioner.

Greater Asia/Africa (18% of Company Sales)

As reported, Greater Asia/Africa sales declined 3.0% and unit volume increased 3.5%. Excluding divested businesses, Greater Asia/Africa sales declined 2.5% and unit volume increased 4.0%. Volume gains were led by India, Russia, Philippines, Vietnam, Turkey, South Africa, the Gulf States/Saudi Arabia region and the Greater China region. Pricing increased 7.5% and foreign exchange was negative 14.0%. Organic sales for Greater Asia/Africa increased 11.5%. Operating profit for the region increased 19% during the quarter due to higher pricing and lower advertising costs, partially offset by negative foreign exchange and higher raw and packaging material costs.

Colgate maintained its toothpaste leadership in Greater Asia with market share gains in key countries throughout the region. In India, for example, Colgate’s toothpaste market share reached 50.3% year to date, up 180 basis points versus year ago. Successful new products driving the share gains include Colgate Total Professional Clean, Colgate Max White, Colgate Sensitive Enamel Protect and Darlie Sensitive Gum Protection toothpastes.

New products contributing to growth in other categories in the region include Colgate 360° Deep Clean and Colgate Max Fresh manual toothbrushes, Colgate Plax Overnight Herbal Sensations mouthwash, Palmolive Papaya Yogurt shower gel, bar soap and liquid hand soap, Protex Aloe and Protex Icy Cool shower creams and bar soaps and Lady Speed Stick Clinical deodorant.

Hill’s (14% of Company Sales)

Hill’s sales grew 0.5% during the quarter. Unit volume declined 7.0%, pricing increased 14.0% and foreign exchange was negative 6.5%. Hill’s organic sales rose 7.0% during the quarter. Volume growth in Russia, Germany, Turkey, the Benelux countries and Austria was more than offset by volume declines in the United States, France, Switzerland, the United Kingdom and Canada. Operating profit increased 3% during the quarter due to the benefits of higher pricing more than offsetting the impact of higher raw and packaging material costs.

Products contributing to sales in the U.S. specialty channel include Science Diet Nature’s Best Canine and Feline, Science Diet Mature Adult Canine, new Science Diet Culinary Creations Feline and the relaunch of Science Diet Puppy and Kitten dry foods with improved formulas including higher levels of antioxidants clinically proven to build a healthier immune system within 90 days. Prescription Diet j/d Canine contributed to sales in the U.S. veterinary channel.

New pet food products contributing to international sales include Science Plan Nature’s Best Canine and Feline in Europe, and the relaunch of Science Diet Puppy and Kitten foods in Japan.

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Mennen, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, Elmex, Tom’s of Maine, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. For more information about Colgate’s global business, visit the Company's web site at http://www.colgate.com.

Unless otherwise indicated, all market share data included in this press release is as measured by ACNielsen.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast (other than historical information) may contain forward-looking statements. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit and profit margin growth, earnings growth, financial goals, cost-reduction plans, tax rates and new product introductions. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or the Company’s web site at http://www.colgate.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP measures used in this earnings release:

To supplement Colgate's condensed consolidated income statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company has disclosed non-GAAP measures of operating results that exclude certain items. Gross profit margin, selling, general and administrative expenses, operating profit, operating profit margin, net income and earnings per share are discussed in this release both as reported (on a GAAP basis) and excluding the impact of restructuring charges related to the restructuring program that began in the fourth quarter of 2004 and was completed as of the end of 2008 (the "2004 Restructuring Program"). These restructuring charges include separation-related costs, incremental depreciation and asset write-downs, and other costs related to the implementation of the 2004 Restructuring Program. In light of their nature and magnitude, the Company believes these items should be presented separately to enhance an investor’s overall understanding of its ongoing operations.

Management believes these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of such operations. The Company uses these financial measures internally in its budgeting process and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies. See “Consolidated Income Statement and Supplemental Information — Reconciliation Excluding the 2004 Restructuring Program” for the three months ended March 31, 2009 and 2008 included with this release for a reconciliation of these financial measures to the related GAAP measures.

Sales and unit volume growth, both worldwide and in relevant geographic divisions, are discussed in this release both as reported and excluding divestments. Management believes this provides useful supplemental information to investors as it allows comparisons of sales growth and volume growth from ongoing operations on a period-over-period basis. This release also discusses organic sales growth (excludes the impact of foreign exchange, acquisitions and divestments). Management believes this measure provides investors with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis, Percentage Changes – First Quarter 2009 vs. 2008” for a comparison of sales excluding divestments and organic sales to sales as reported in accordance with GAAP.

The Company defines free cash flow before dividends as net cash provided by operations less capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows For the Three Months Ended March 31, 2009 and 2008” for a comparison of free cash flow before dividends to net cash provided by operations as reported in accordance with GAAP.

(See attached tables for first quarter results.)

Table 1
Colgate-Palmolive Company

Consolidated Income Statement and Supplemental Information

Reconciliation Excluding the 2004 Restructuring Program

For the Three Months Ended March 31, 2009 and 2008

(in Millions Except Per Share Amounts) (Unaudited)

	2009	2008
	As Reported	As Reported	Restructuring	Excluding Restructuring

Net sales	$3,502.8	$3,713.0	$-	$3,713.0

Cost of sales	1,490.4	1,613.2	25.9	1,587.3

Gross profit	2,012.4	2,099.8	(25.9)	2,125.7

Gross profit margin	57.5%	56.6%		57.3%

Selling, general and administrative expenses	1,185.7	1,348.9	13.2	1,335.7

Other (income) expense, net*	15.3	5.2	(0.7)	5.9

Operating profit	811.4	745.7	(38.4)	784.1

Operating profit margin	23.2%	20.1%		21.1%

Interest expense, net	21.2	33.7	-	33.7

Income before income taxes	790.2	712.0	(38.4)	750.4

Provision for income taxes	253.7	223.5	(17.2)	240.7

Effective tax rate	32.1%	31.4%		32.1%

Net income including noncontrolling interests	536.5	488.5	(21.2)	509.7

Less: Net income attributable to noncontrolling interests*	28.6	22.0	-	22.0

Net income	507.9	466.5	(21.2)	487.7

Earnings per common share
Basic	$1.00	$0.90	$(0.04)	$0.94
Diluted	$0.97	$0.86	$(0.04)	$0.90

Average common shares outstanding
Basic	500.7	509.0	509.0	509.0
Diluted	526.2	539.5	539.5	539.5

*	The Company adopted FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (SFAS 160), on January 1, 2009. To conform to the current year's presentation, net income attributable to noncontrolling interests in less-than-wholly owned subsidiaries has been reclassified from Other (income) expense, net to a new line below Operating profit called Net income attributable to noncontrolling interests. The reclassification had no effect on Net income or Earnings per common share.

See Table 2 "Supplemental Consolidated Income Statement Information" for a reconciliation to previously reported amounts for the three months ended March 31, 2008. Refer to the Company's website for a reconciliation to previously reported amounts for all quarters of 2008 as well as full year 2008 and 2007.

Note: The impact of "Restructuring” on the basic and diluted earnings per share may not necessarily equal the earnings per share if calculated independently as a result of rounding.

Table 2

Colgate-Palmolive Company

Supplemental Consolidated Income Statement Information

Impact of the adoption of FASB Statement No. 160

For the Three Months Ended March 31, 2008

(in Millions) (Unaudited)

	As Reported			Excluding Restructuring
	Pre-Adoption of SFAS 160	Post-Adoption of SFAS 160	Impact of Adoption	Pre-Adoption of SFAS 160	Post-Adoption of SFAS 160	Impact of Adoption

Net sales	$3,713.0	$3,713.0	$-	$3,713.0	$3,713.0	$-

Cost of sales	1,613.2	1,613.2	-	1,587.3	1,587.3	-

Gross profit	2,099.8	2,099.8	-	2,125.7	2,125.7	-

Gross profit margin	56.6%	56.6%	-	57.3%	57.3%	-

Selling, general and administrative expenses	1,348.9	1,348.9	-	1,335.7	1,335.7	-

Other (income) expense, net	27.2	5.2	(22.0)	27.9	5.9	(22.0)

Operating profit	723.7	745.7	22.0	762.1	784.1	22.0

Operating profit margin	19.5%	20.1%	+60 bps	20.5%	21.1%	+60 bps

Interest expense, net	33.7	33.7	-	33.7	33.7	-

Income before income taxes	690.0	712.0	22.0	728.4	750.4	22.0

Provision for income taxes	223.5	223.5	-	240.7	240.7	-

Effective tax rate	32.4%	31.4%	-100 bps	33.0%	32.1%	-90 bps

Net income including noncontrolling interests	466.5	488.5	22.0	487.7	509.7	22.0

Less: Net income attributable to noncontrolling interests	-	22.0	22.0	-	22.0	22.0

Net income	$466.5	$466.5	$-	$487.7	$487.7	$-

Note: Refer to the Company's website for a reconciliation to previously reported amounts for all quarters of 2008 as well as full year 2008 and 2007.

Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of March 31, 2009, December 31, 2008 and March 31, 2008

(Dollars in Millions) (Unaudited)

		March 31,	December 31,	March 31,
		2009	2008	2008

	Cash and cash equivalents	$702.2	$554.9	$642.1
	Receivables, net	1,565.4	1,591.9	1,784.8
	Inventories	1,199.4	1,197.1	1,287.0
	Other current assets	349.9	366.1	374.3
	Property, plant and equipment, net	3,054.7	3,119.5	3,082.3
	Other assets, including goodwill and intangibles	3,061.7	3,149.8	3,638.9
	Total assets	$9,933.3	$9,979.3	$10,809.4

	Total debt	3,657.0	3,783.5	3,706.8
	Other current liabilities	2,889.6	2,755.1	3,312.2
	Other non-current liabilities**	1,447.8	1,397.4	1,405.3
	Total liabilities	7,994.4	7,936.0	8,424.3
	Total Colgate-Palmolive Company shareholders' equity	1,793.4	1,922.1	2,252.2
	Noncontrolling interests**	145.5	121.2	132.9
	Total liabilities and shareholders’ equity	$9,933.3	$9,979.3	$10,809.4

	Supplemental Balance Sheet Information
	Debt less cash, cash equivalents and marketable securities*	$2,930.1	$3,216.4	$3,051.1
	Working capital % of sales	1.4%	2.5%	0.8%

*	Marketable securities of $24.7, $12.2 and $13.6 as of March 31, 2009, December 31, 2008 and March 31, 2008, respectively, are included in Other current assets.

**

The Company adopted FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (SFAS 160), on January 1, 2009.  To conform to the current year's presentation, prior period balances of accumulated undistributed earnings relating to noncontrolling interests in less-than-wholly owned subsidiaries have been reclassified from Other non-current liabilities to a component of shareholders' equity.

Refer to the Company's website for a reconciliation to previously reported amounts for all quarters of 2008 as well as full year 2008 and 2007.

Table 4

Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2009 and 2008

(Dollars in Millions) (Unaudited)

	2009	2008

Operating Activities
Net income	$507.9	$466.5
Adjustments to reconcile net income to net cash provided by operations:
Restructuring, net of cash	(6.6)	(9.6)
Depreciation and amortization	81.9	88.6
Stock-based compensation expense	38.5	27.1
Deferred income taxes	54.4	24.0
Cash effects of changes in:
Receivables	(14.9)	(52.1)
Inventories	(33.8)	(88.7)
Accounts payable and other accruals	2.8	106.4
Other non-current assets and liabilities	60.0	7.7
Net cash provided by operations	690.2	569.9

Investing Activities
Capital expenditures	(73.2)	(85.3)
Sale of property and non-core product lines	3.6	12.8
Sales (purchases) of marketable securities and investments	(12.4)	9.0
Other	0.4	(0.4)
Net cash used in investing activities	(81.6)	(63.9)

Financing Activities
Principal payments on debt	(771.4)	(1,222.4)
Proceeds from issuance of debt	710.5	1,336.6
Dividends paid	(202.7)	(185.6)
Purchases of treasury shares	(201.9)	(306.2)
Proceeds from exercise of stock options and excess tax benefits	10.4	78.1
Net cash used in financing activities	(455.1)	(299.5)

Effect of exchange rate changes on Cash and cash equivalents	(6.2)	6.9
Net increase/(decrease) in Cash and cash equivalents	147.3	213.4
Cash and cash equivalents at beginning of period	554.9	428.7
Cash and cash equivalents at end of period	$702.2	$642.1

Supplemental Cash Flow Information
Free cash flow before dividends (net cash provided by operations less capital expenditures)
Net cash provided by operations	$690.2	$569.9
Less: Capital expenditures	(73.2)	(85.3)
Free cash flow before dividends	$617.0	$484.6

Income taxes paid	$102.3	$109.2

	Table 5
Colgate-Palmolive Company

Segment Information

For the Three Months Ended March 31, 2009 and 2008

(Dollars in Millions) (Unaudited)

	Three Months Ended March 31,
	2009	2008
Net sales
Oral, Personal and Home Care

North America	$729.7	$709.5
Latin America	911.0	945.5
Europe/South Pacific	719.1	900.0
Greater Asia/Africa	636.6	654.8

Total Oral, Personal and Home Care	$2,996.4	$3,209.8

Pet Nutrition	506.4	503.2

Total Net sales	$3,502.8	$3,713.0

	Three Months Ended March 31,
	2009	2008
Operating profit
Oral, Personal and Home Care

North America	$191.6	$164.1
Latin America	306.2	280.0
Europe/South Pacific	143.1	192.4
Greater Asia/Africa*	151.6	127.7

Total Oral, Personal and Home Care	$792.5	$764.2

Pet Nutrition	131.7	127.4
Corporate	(112.8)	(145.9)

Total Operating profit	$811.4	$745.7

*	The Company adopted FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (SFAS 160), on January 1, 2009. To conform to the current year's presentation, net income attributable to noncontrolling interests in less-than-wholly owned subsidiaries of $22.0 for the three months ended March 31, 2008, which was previously deducted from Greater Asia/Africa Operating profit, has been reclassified to a new line below Operating profit.

Note:

The Company evaluates segment performance based on several factors, including Operating profit. The Company uses Operating profit as a measure of the operating segment performance because it excludes the impact of corporate-driven decisions related to interest expense and income taxes. Corporate operations include restructuring and related implementation costs, stock-based compensation related to stock options and restricted stock awards, research and development costs, Corporate overhead costs, and gains and losses on sales of non-core product lines and assets.

For the three months ended March 31, 2008, Corporate operating expenses include $38.4 of charges related to the Company’s 2004 Restructuring Program.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis

Percentage Changes - First Quarter 2009 vs 2008

March 31, 2009

(Unaudited)

				COMPONENTS OF SALES CHANGE
				FIRST QUARTER

					Pricing
	1st Qtr	1st Qtr			Coupons
	Sales	Sales	1st Qtr		Consumer &
	Change	Change	Organic	Ex-Divested	Trade
Region	As Reported	Ex-Divestment	Sales Change	Volume	Incentives	Exchange

Total Company	(5.5%)	(5.0%)	8.0%	0.0%	8.0%	(13.0%)

Europe/South Pacific	(20.0%)	(19.5%)	(2.0%)	(3.5%)	1.5%	(17.5%)

Latin America	(3.5%)	(3.5%)	17.0%	1.5%	15.5%	(20.5%)

Greater Asia/Africa	(3.0%)	(2.5%)	11.5%	4.0%	7.5%	(14.0%)

Total International	(9.5%)	(9.0%)	8.5%	0.5%	8.0%	(17.5%)

North America	3.0%	3.0%	5.0%	2.0%	3.0%	(2.0%)

Total CP Products	(6.5%)	(6.0%)	8.0%	1.0%	7.0%	(14.0%)

Hill's	0.5%	0.5%	7.0%	(7.0%)	14.0%	(6.5%)

CONTACT:
Colgate-Palmolive Company
Bina Thompson 212-310-3072
Hope Spiller 212-310-2291